EXHIBIT 10.1

NONQUALIFIED STOCK OPTION CANCELLATION AGREEMENT

This NONQUALIFIED Stock Option Cancellation Agreement  (the “Agreement”), dated as of September [__], 2019, is made between At Home Group Inc. (the “Company”) and Lewis L. Bird III (the “Optionee”).

WHEREAS, the Company maintains that certain Amended and Restated At Home Group Inc. Equity Incentive Plan, adopted as of July 22, 2016 (as may be amended and restated from time to time, the “Plan”), which Plan is administered by the Committee.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan;

WHEREAS,  the Company previously granted the Optionee a nonqualified stock option to purchase 1,988,255 Shares (the “June 2018 Option”) pursuant to the terms and conditions of the Plan and that certain Notice of Grant and Non-Statutory Stock Option Award Agreement between the Company and the Optionee dated June 12, 2018 (the “Option Agreement”);

WHEREAS, the June 2018 Option was fully vested upon grant; provided,  that, any Shares issuable upon exercise of the June 2018 Option are subject to certain service-based transfer restrictions, all as further described in the June 2018 Option Agreement; and

WHEREAS,  upon the request of the Optionee, the parties hereto have agreed to cancel the June 2018 Option without consideration in accordance with the terms set forth herein.

NOW, THEREFORE, the Company and the Optionee agree as follows:

1. Option Cancellation.  In accordance with Section 11 of the Option Agreement, effective as of the date hereof, the June 2018 Option is hereby cancelled for no consideration and the Option Agreement is hereby terminated.  Notwithstanding anything to the contrary in the Option Agreement or otherwise, the Optionee hereby agrees and acknowledges that effective as of the date hereof, the Optionee shall have no rights or entitlements in respect of or otherwise relating to the June 2018 Option.

2. Binding Effect. This Agreement shall be binding upon the parties hereto, together with their personal executors, administrators, successors, personal representatives, heirs and permitted assigns. The Optionee’s signature below on this Agreement affirms that he has read and understands all provisions of this Agreement and agrees to comply with all terms hereof.

3. Entire Agreement.  This Agreement supersedes all prior written and oral agreements and understandings among the parties hereto as to its subject matter and constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

4. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof, and subject to the exclusive jurisdiction of the courts therein.  The Optionee hereby consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Delaware having subject matter jurisdiction in the matter.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

COMPANY:

At Home Group Inc.

By:

Name:

Title:

OPTIONEE:

By:

Name: Lewis L. Bird III

[Signature Page to At Home Group Inc. Option Cancellation Agreement]